Exhibit 10.16

RESTRICTED STOCK AWARD AGREEMENT

UNDER THE DIAMONDROCK HOSPITALITY COMPANY

2004 STOCK OPTION AND INCENTIVE PLAN

Name of Grantee: John L. Williams

No. of Shares: 210,000

Purchase Price per Share: $0.00

Grant Date: July 7, 2004

Final Acceptance Date: August 7, 2004

Pursuant to the DiamondRock Hospitality Company 2004 Stock Option and Incentive Plan (the “Plan”) DiamondRock Hospitality Company (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.01 per share (the “Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan (the “Restricted Stock”).

1. Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by (i) making payment to the Company by certified or bank check or other instrument acceptable to the Administrator (as defined in Section 2 of the Plan) of the Purchase Price per Share, if any, times the number of shares to be accepted, and (ii) signing and delivering to the Company a copy of this Award Agreement. Upon acceptance of this Award by the Grantee, the shares of Stock underlying this Award shall be issued and delivered to, or otherwise registered in book entry in the name of, the Grantee, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a shareholder with respect to such shares of Stock, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2. Restrictions and Conditions.

(a) Any certificates evidencing the shares of Stock granted herein shall bear an appropriate legend, as determined by the Administrator in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c) If the Grantee’s employment with the Company and its Subsidiaries is voluntarily or involuntarily terminated for any reason prior to vesting of the Stock granted herein, the Company shall have the right, at the discretion of the Administrator, to repurchase such shares from the Grantee or the Grantee’s legal representative at their purchase price. The Company must exercise such right of repurchase or forfeiture by written notice to the Grantee or the Grantee’s legal representative not later than 60 days following such termination of employment.

3. Investment Representations. In connection with the purchase and sale of the shares of Restricted Stock contemplated herein, the Grantee hereby represents and warrants to the Company as follows:

(i) The Grantee is purchasing the Stock for the Grantee’s own account for investment only, and not for resale or with a view to the distribution thereof.

(ii) The Grantee has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Grantee’s investment in the Company and has consulted with the Grantee’s own advisers with respect to the Grantee’s investment in the Company.

(iii) The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Stock and to make an informed investment decision with respect to such purchase.

(iv) The Grantee can afford a complete loss of the value of the Stock and is able to bear the economic risk of holding such Stock for an indefinite period.

(v) The Grantee understands that the Stock is not registered under the Securities Act of 1933, as amended (the “Act”) (it being understood that the Stock is being issued and sold in reliance on the exemption provided in Rule 701 of the Act) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Stock will bear restrictive legends reflecting the foregoing.

4. Vesting of Restricted Stock. The restrictions and conditions in Paragraph 2 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule. If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 2 shall lapse only with respect to the number of shares of Stock specified as vested on such date.

Vesting Date	Percentage of Shares Becoming Vested	Cumulative Percentage Vested
July 7, 2005	33.3%	33.3%
July 7, 2006	33.3%	66.6%
July 7, 2007	33.4%	100%

Subsequent to such Vesting Date or Dates, the shares of Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 4, provided, however, that the restrictions and conditions in Paragraph 2 shall automatically lapse upon (i) the termination of the Grantee’s employment with the Company due to the Grantee’s death or Disability (as such term is defined in the Employment Agreement, dated June 4, 2004, between the Company and the Grantee, as such agreement may be amended from time to time (the “Employment Agreement”)); (ii) the termination of the Grantee’s employment by the Company without Cause (as such term is defined in the Employment Agreement); (iii) the termination of the Grantee’s employment with the Company by the Grantee for Good Reason (as such term is defined in the Employment Agreement); and (iv) a Change in Control (as such term is defined in the Employment Agreement). In the event of the Grantee’s termination of employment with the Company (i) by the Grantee without Good Reason or (ii) by the Company for Cause, the Restricted Stock shall no longer vest and shall be forfeited.

5. Dividends. Dividends on the Stock shall be paid currently to the Grantee.

6. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

7. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. None of the shares of Stock now owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless such transfer is in compliance with all applicable securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms, conditions and limitations of the Company’s Amended and Restated Charter and such disposition does not cause the Company to become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. In connection with any transfer of Stock, the Company may require the transferor to provide at the Grantee’s own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act). Any attempted disposition of Stock not in accordance with the terms and conditions of this Section 7 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any shares of Stock as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any shares of Stock. Certain but not all restrictions on transfer shall terminate upon the closing of the Company’s Initial Public Offering.

8. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Grantee may elect to have the required minimum tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued, or (ii) transferring to the Company, a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

9. Miscellaneous.

(a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

(b) This Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary.

(c) The Grantee and any transferee agree, if requested by the Company and any underwriter engaged by the Company, not to sell or otherwise transfer or dispose of any securities of the Company (including, without limitation pursuant to Rule 144 under the Act (or any successor or similar exemptive rule hereafter in effect)) held by them for such period following the effective date of any registration statement of the Company filed under the Act as the Company or such underwriter shall specify reasonably and in good faith, which period shall not exceed, in the case of the June 2004 Offering, the time period specified in the offering memorandum relating to the June 2004 Offering or 180 days in the case of the Company’s Initial Public Offering.

By:	/s/ William W. McCarten
Name:	William W. McCarten
Title:	Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:	/s/ John L. Williams
John L. Williams

Grantee’s name and address:

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